EXHIBIT 10.2

October 31, 2008

The Parent Company

717 17th Street, Suite 1300

Denver, CO 80202

Attention: Chief Executive Officer and Chief Financial Officer

Re:	Compensation Agreement

Ladies and Gentlemen:

Reference is made to that certain Compensation Agreement dated as of February 1, 2008 (as amended or modified from time to time, the “Compensation Agreement”) by and among The Parent Company, a Colorado corporation (“Parent”), BabyUniverse, Inc., a Colorado corporation (“BabyUniverse”), eToys Direct, Inc., a Colorado corporation (“eToys Direct”), PoshTots, Inc., a Colorado corporation (“PoshTots”), Dreamtime Baby, Inc., a Colorado corporation (“Dreamtime”), My Twinn, Inc., a Colorado corporation (“My Twinn”, and collectively with Parent, BabyUniverse, eToys Direct, PoshTots and Dreamtime, the “Borrowers”) and D. E. Shaw Laminar Lending, Inc., a Delaware corporation (“Laminar”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Compensation Agreement.

At the Borrowers’ request, and notwithstanding any provision of the Compensation Agreement to the contrary, Laminar hereby consents and agrees, on a one-time basis and subject to the terms hereof, to extend the due date to October 31, 2008 for each of the following: (a) the installment payment of $112,500 payable to Laminar on September 1, 2008 pursuant to Section 1(a) of the Compensation Agreement (the “Installment Payment”) and (b) the fees payable to Laminar on September 1, 2008 and October 1, 2008 pursuant to Section 1(b) of the Compensation Agreement (the “Cash Collateral Fees”). The Borrowers and Laminar agree that (i) the Installment Payment shall bear interest at the rate of 14.00% per annum from September 1, 2008 until the Installment Payment is made and (ii) the Applicable Margin for the Cash Collateral Fees shall be increased to 8.50% and interest shall accrue on the Cash Collateral Fees at a rate per annum equal to the LIBOR Rate plus 8.50% from the date each such Cash Collateral Fee payment was originally due until each such Cash Collateral Fee payment is made.

The consent and agreement set forth herein shall be effective as of September 1, 2008 and shall not (a) be construed as a consent to or waiver of any breach or default other than to the extent specifically consented to herein, (b) affect the right of Laminar to demand compliance by the Borrowers with all terms and conditions of the Compensation Agreement which terms and conditions shall continue in full force and effect, except as specifically modified hereby, (c) be deemed a consent to or waiver of any other transaction or future action on the part of the Borrowers requiring Laminar’s consent or approval under the Compensation Agreement, or (d) except as consented to or waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, Laminar’s exercise of any rights or remedies under the Compensation Agreement, whether arising as a consequence of any breach which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

This letter shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made or to be performed in the State of New York.

Very truly yours,

D. E. SHAW LAMINAR LENDING, INC.

By:	/s/ Daniel Posner
Name:	Daniel Posner
Title:	Authorized Signatory

Accepted and agreed as of the date first above written:

THE PARENT COMPANY

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

BABYUNIVERSE, INC.

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

ETOYS DIRECT, INC.

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

POSHTOTS, INC.

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

DREAMTIME BABY, INC.

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

MY TWINN, INC.

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO